                                                                     EXHIBIT 4.5

     THIS PREFERRED SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO BREED TECHNOLOGIES, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, THE TRANSFEROR MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE INSTITUTIONAL TRUSTEE. THE TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE INSTITUTIONAL TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


Cusip No. 05576M 20 3                               No. of Preferred Securities
Certificate No. 1                                                     5,000,000



                               BTI CAPITAL TRUST

                  6.50% CONVERTIBLE TRUST PREFERRED SECURITIES
          (LIQUIDATION AMOUNT $50 PER CONVERTIBLE PREFERRED SECURITY)

     BTI Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of five million (5,000,000) preferred securities of the Trust representing preferred, undivided beneficial interests in the assets of the Trust designated the "6.50% Convertible Trust Preferred Securities (liquidation amount $50 per Convertible Preferred Security)" (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of November 25, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The

Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

     Reference is hereby made to select provisions of the Preferred Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

     Unless the Institutional Trustee's Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Trust has executed this certificate this 25th day of November, 1997.

                                      BTI Capital Trust


                                      By: /s/ Charles J. Speranzella, Jr.
                                         ---------------------------------
                                          Charles J. Speranzella, Jr.
                                          Regular Trustee



                         CERTIFICATE OF AUTHENTICATION

     This certificate represents the Preferred Securities referred to in the within-mentioned Declaration.

Dated:   November 25, 1997

                                      WILMINGTON TRUST COMPANY,
                                      as Institutional Trustee


                                      By: ^
                                         ---------------------------------
                                          Authorized Signatory

                               BTI CAPITAL TRUST
                 6.50%  CONVERTIBLE TRUST PREFERRED SECURITIES


     Each Preferred Security will be entitled to receive cumulative Distributions at a fixed rate per annum of 6.50% (the "Coupon Rate") applied to the stated liquidation amount of $50 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable including any Additional Interest and Compounded Interest unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Trust has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 90-day quarter.

     Except as otherwise described below, Distributions on the Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable quarterly in arrears, on the following dates, which dates correspond to the interest payment dates on the Debentures: February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 1998, when, as and if available for payment by the Institutional Trustee. The Debenture Issuer has the right at any time during the term of the Debentures to defer interest payments thereon from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters (each, an "Extension Period"), during which no interest shall be due and payable; provided that no such Extension Period may extend beyond the maturity date of the Debentures. As a consequence of the Debenture Issuer's extension of the interest payment period, quarterly Distributions on the Preferred Securities would be deferred (though such Distributions would continue to accrue with interest since interest would continue to accrue on the Debentures) during any such Extension Period. In the event that the Debenture Issuer exercises its right to extend the interest payment period, then, during such period, (a) the Debenture Issuer shall not declare or pay dividends on, or make any distribution or liquidation payment with respect to, or redeem, purchase or acquire any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Debenture Issuer of its obligations under any employee benefit plan or the satisfaction by the Debenture Issuer of its obligations pursuant to any contract or security requiring the Debenture Issuer to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Debenture Issuer's capital stock or the exchange or conversion of one class or series of the Debenture Issuer's capital stock for another class or series of the Debenture Issuer's capital stock, (iii) the purchase of fractional interests in shares of the Debenture Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) purchases or acquisitions of shares of the Debenture Issuer's Common Stock to be used in connection with the acquisition of the Debenture Issuer's Common Stock pursuant to a dividend reinvestment plan, or (v) stock dividends paid by the Debenture Issuer where the dividend stock is the same stock as that on which the dividend is paid), (b) the Debenture Issuer shall not make any payment of interest on or principal of (or premium, if any, on) or repay, repurchase or redeem any debt securities (including guarantees) issued by the Debenture Issuer that rank pari passu with or junior to the Debentures and (c) the Debenture Issuer shall not make any guarantee payment with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee or Common Securities Guarantee). Prior to the termination of any such Extension

Period, the Debenture Issuer may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters; and provided further, that no Extension Period may extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     Distributions on the Preferred Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, with respect to Preferred Securities that are in book-entry form, will be one Business Day prior to the relevant payment dates. With respect to Preferred Securities that are not in book-entry form, the relevant record dates shall conform to the rules of any securities exchange or other organization on which the Preferred Securities are listed or quoted and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates.

     The Preferred Securities shall be convertible into shares of Common Stock of Breed Technologies, Inc., through (i) the exchange of Preferred Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock of Breed Technologies, Inc., in the manner and according to the terms set forth in the Declaration.

     The Preferred Securities shall be redeemable as provided in the Declaration.

                           -------------------------

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

---------------------------------------------
       (Insert assignee's social security or tax identification number)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

---------------------------------------------
                   (Insert address and zip code of assignee)


and irrevocably appoints

-------------------------------------------------------------

-------------------------------------------------------------

----------------------------------------------- agent to transfer this Preferred
Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.



Date:
     -------------------------


Signature:
          -----------------------------
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee:*
                     --------------------------------


-------------------------

     * Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           -------------------------

                               CONVERSION REQUEST

To:  Wilmington Trust Company,
     as Conversion Agent

     The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock of Breed Technologies, Inc. (the "Common Stock") in accordance with the terms of the Declaration. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Preferred Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock (at the conversion rate specified in the terms of the Preferred Securities set forth as Annex I to the Declaration).

     The undersigned also hereby directs the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date: ____________________

Number of Preferred Securities to be converted: ______________

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

__________________________________
__________________________________
__________________________________
__________________________________
(Sign exactly as your name appears on the other side of this Preferred Security certificate)
(for conversion only)

Please Print or Typewrite Name and Address,
Including Zip Code, and Social Security or
Other Identifying Number.

__________________________________________
__________________________________________
__________________________________________

Signature Guarantee:*
                     _________________________________

     * Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.